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                                                                    Exhibit 10.5

                               FIRST AMENDMENT TO
                    AMENDED AND RESTATED TERM LOAN AGREEMENT

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT ("First Amendment") dated as of July 15, 1999 is by and among BALDWIN PIANO & ORGAN COMPANY, a Delaware corporation, (hereinafter, together with its successors in title and assigns called "Borrower" or "Baldwin"), THE FIFTH THIRD BANK, an Ohio banking corporation, as Agent (in such capacity, the "Agent"), THE FIFTH THIRD BANK ("Fifth Third"), as a Lender, and BANK ONE, INDIANA, N.A., formerly known as NBD BANK, N.A., a national banking association, ("Bank One") as a Lender, (Fifth Third and Bank One are hereinafter collectively the "Lenders" and each individually a "Lender").

                              PRELIMINARY STATEMENT

         WHEREAS, Borrower, Agent and Lenders have entered into a Amended and Restated Term Loan Agreement dated as of May 15, 1998, (the "Term Loan Agreement"); and

         WHEREAS, Borrower have requested Agent and Lenders to make various revisions to the Term Loan Agreement as set forth herein; and

         WHEREAS, Borrower, Agent and Lenders now wish to amend the Term Loan Agreement in accordance with the terms and provisions hereof;

         NOW, THEREFORE, the parties hereto agree to supplement and amend the Term Loan Agreement upon such terms and conditions as follows:

         1. Capitalized Terms. All capitalized terms used herein shall have the meanings assigned to them in the Term Loan Agreement unless the context hereof requires otherwise. Any definitions as capitalized terms set forth herein shall be deemed incorporated into the Term Loan Agreement as amended by this First Amendment.

         2. Definitions.

         (a) Section 2.1 of the Term Loan Agreement is hereby to amend the following definitions to read in their entirety as follows:

                  "Interest Rate" means, with respect to the Term Loan, the rate of interest per annum equal to the LIBOR Rate plus the Applicable Margin.

                  "EBITDA" for any period shall mean without duplication, (i) Net Income; plus (ii) for such period any Interest Expense deducted in the determination of Net Income; plus (iii) any income and franchise taxes paid in cash and included in the determination of Net


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         Income; plus (iv) amortization and depreciation deducted in determining
         Net Income for such period; minus (v) the sum for such period of interest income, extraordinary non-cash gains, gains from sales of assets (other than sales of inventory in the ordinary course of business) and unrealized losses from changes in currency; plus (vi) extraordinary non-cash losses; plus (vii) any one time cash charges incurred relative to the Conway Closure in an aggregate amount not to exceed $1,500,000.00, provided that such charge is recognized in the month(s) incurred.

         (b) Section 2.1 of the Term Loan Agreement is hereby amended to add the following definitions to read in their entirety as follows:

                  "Applicable Margin" shall initially mean 2.25%; provided that after the first fiscal quarter of Borrower after the Sixth Amendment Closing Date, the Applicable Margin shall mean the amount set forth below, as a percentage, to be added to the LIBOR Rate, and used in calculating the rate of interest for applicable Loan at any time:



================================================================================
                  MARGIN RATIO                     APPLICABLE MARGIN
================================================================================
               Less than 1.0 to 1                        2.25%
================================================================================
     Greater than or equal to 1.0 to 1, but              2.00%
               less than 1.5 to 1
================================================================================
        Greater than or equal to 1.5 to 1                1.75%
================================================================================

         The determination of Applicable Margin hereunder as of any Interest Adjustment Date shall be based on unaudited quarterly financial statements and compliance certificates required to be delivered pursuant to Section 7.1(j)(iii) hereof, provided, that in the event of any discrepancy between computations based upon any compliance certificates and the related audited financial statements furnished pursuant to Section 7.1(j)(i), the computation based upon the audited financial statements shall govern (retroactive to the most recent Interest Adjustment Date). In the event of a retroactive correction of the determinations of the Applicable Margin in favor of the Lenders, the amount of interest thereby overdue and payable by the Borrower shall be paid to the Lenders within five (5) days after the date of such retroactive correction. Upon any upward adjustment of the Applicable Margin, there shall be no downward adjustment of the Applicable Margin until the first day of the first month after the Margin Ratio shall have been less than or equal to the Margin Ratio which would result in such downward adjustment as of the end of a subsequent fiscal quarter. No downward adjustment of the Applicable Margin shall occur if, at the time such downward adjustment would otherwise be made, there shall exist any Default or Event of Default, provided, that such downward adjustment shall be made on the first day of the first month after the date on which any Default or Event of Default shall have been waived or cease to exist.


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                  "Conway Closure" means the suspension of Borrower's business operations at and the transfer of all of borrowers assets from the facility located at Highway 365 & 286 Sturgis Road, Conway, Arkansas 72033-0309.

                  "Interest Adjustment Date" means the first day of the first month after the date on which each of the Quarterly Compliance Certificates (together with monthly unaudited financial statements for each month during such quarter) are required to be delivered under
         Section 7.1(j)(iii) with respect to the most recent quarter.

                  "Juarez Sale" means the sale of Borrower's real property located in Fabricantes Tecnicos, S.A. Juarez, Mexico.

                  "Margin Ratio" means the ratio of EBITDA to Fixed Charges, as calculated in Section 7.3(a)(iv) hereof.

         3. Exhibits. The following Exhibits to the Term Loan Agreement are hereby amended in their entirety to read as the corresponding Exhibits to this First Amendment:

         (a) Exhibit F    Form of Quarterly Covenant Certificate;
         (b) Exhibit G    Form of Monthly Compliance Certificate.

         4. Determination of Interest Rate. The last sentence of Section 3.4(a)(i) of the Term Loan Agreement is hereby amended in its entirety to read:
"Any change in the Applicable Margin shall become effective in accordance with the definition of Applicable Margin."

         5. Financial Covenants. Section 7.3(a) of the Term Loan Agreement is hereby amended as follows:

         (a) Section 7.3(a)(i) is hereby amended to read in its entirety as follows:

                  "(i) a Tangible Net Worth in the combined amount of not less than Forty Million and 00/100 Dollars ($40,000,000.00) prior to the Juarez Sale, and thereafter not less than Forty-Five Million and 00/100 Dollars ($45,000,000.00).

         (b) Section 7.3(a)(ii) is hereby amended to read in its entirety as follows:

                  "(ii) a ratio of Debt to Tangible Net Worth of not more than one and one-half to one (1.5 to 1).

         (c) Section 7.3(a)(iv) is hereby amended to read in its entirety as follows:

                  "(iv) a ratio of EBITDA to Fixed Charges, calculated on a four
         (4) quarter rolling basis, greater than the amount set forth below opposite the applicable time period.


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     ===========================================================================
                                                       Minimum Ratio of
            Four (4) Quarter Period Ending         EBITDA to Fixed Charges
     ===========================================================================
                    June 30, 1999                           .75:1
     ===========================================================================
                  September 30, 1999                      .95 to 1
     ===========================================================================
           December 31, 1999 and thereafter               1.50 to 1
     ===========================================================================


         6. Waiver. The Agent and the Lenders hereby consent to waive the application of Section 7.3(a)(iv) of the Term Loan Agreement as it relates to the ratio of EBITDA to Fixed Charges, provided, that, for the four (4) quarters ending on June 30, 1999, the Minimum Ratio of EBITDA to Fixed Charges is greater than three-fourths to one (0.75 to 1).

         7. Reaffirmation of Covenants, Warranties and Representations. Borrower hereby agrees and covenants that all representations and warranties in the Term Loan Agreement, including without limitation all of those warranties and representations set forth in Article 6 are true and accurate as of the date hereof. Borrower further reaffirms all covenants in the Term Loan Agreement, and reaffirm each of the affirmative covenants set forth in Section 7.1, the negative covenants set forth in Section 7.2 and the financial covenants set forth in Section 7.3 thereof, as if fully set forth herein, except to the extent modified by this First Amendment.

         8. Conditions Precedent to Closing of First Amendment. On or prior to the closing of the First Amendment (hereinafter the "First Amendment Closing Date"), each of the following conditions precedent shall have been satisfied:

         (a) Proof of Corporate Authority. Agent shall have received from Borrower copies, certified by a duly authorized officer to be true and complete on and as of the First Amendment Closing Date, of records of all action taken by Borrower to authorize
                  (i) the execution and delivery of this First Amendment and all other certificates, documents and instruments to which it is or is to become a party as contemplated or required by this First Amendment, and (ii) its performance of all of its obligations under each of such documents.

         (b) Documents. Each of the documents to be executed and delivered at the First Amendment Closing and all other certificates, documents and instruments to be executed in connection herewith shall have been duly and properly authorized, executed and delivered by Borrower and shall be in full force and effect on and as of the First Amendment Closing Date.


         (c) Legality of Transactions. No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful (i) for Agent and each Lender to perform any of its agreements or obligations under any of the Loan Documents, or (ii) for Borrower to perform any of its agreements or obligations under any of the Loan Documents.


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         (d)      Performance, Etc. Except as set forth herein, Borrower shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in each of the Loan Documents. Except as set forth herein, no event shall have occurred on or prior to the First Amendment Closing Date, and no condition shall exist on the First Amendment Closing Date, which constitutes a Default or an Event of Default.

         (e) Changes; None Adverse. Since the date of the most recent balance sheets of Borrower delivered to Agent, no changes shall have occurred in the assets, liabilities, financial condition, business, operations or prospects of Borrower which, individually or in the aggregate, are material to Borrower, and Agent shall have completed such review of the status of all current and pending legal issues as Agent shall deem necessary or appropriate.

         9. Miscellaneous. (a) Borrower shall reimburse Agent for all fees and disbursements of legal counsel to Agent which shall have been incurred by Agent in connection with the preparation, negotiation, review, execution and delivery of this First Amendment and the handling of any other matters incidental hereto.

         (b) All of the terms, conditions and provisions of the Agreement not herein modified shall remain in full force and effect. In the event a term, condition or provision of the Agreement conflicts with a term, condition or provision of this First Amendment, the latter shall govern.

         (c) This First Amendment shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Ohio.

         (d) This First Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         (e) This First Amendment may be executed in several counterparts, each of which shall constitute an original, but all which together shall constitute one and the same agreement.

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         IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered by or on behalf of each of the parties as of the day and in the year first above written.


                                         BALDWIN PIANO & ORGAN COMPANY, Borrower


                                         By: /s/ Perry H. Schwartz
                                            -----------------------------------

                                         Name: Perry H. Schwartz
                                              ---------------------------------

                                         Title: Treasurer
                                               --------------------------------


                                         THE FIFTH THIRD BANK, Agent


                                         By: /s/ Robert Ries
                                            -----------------------------------

                                         Name: Robert Ries
                                              ---------------------------------

                                         Title: Vice President
                                               --------------------------------


                                         THE FIFTH THIRD BANK, Lender


                                         By: /s/ Robert Ries
                                            -----------------------------------

                                         Name: Robert Ries
                                              ---------------------------------

                                         Title: Vice President
                                               --------------------------------


                                         BANK ONE, INDIANA, N. A., Lender


                                         By: /s/ Andrea Hoskin
                                            -----------------------------------

                                         Name: Andrea Hoskin
                                              ---------------------------------

                                         Title:
                                               --------------------------------